                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)

                        CONSOLIDATED FINANCIAL STATEMENTS


                                DECEMBER 31, 2003

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A Development Stage Entity)






                                 C O N T E N T S


                                                                     Page(s)
                                                                  -------------


Independent Auditors' Report                                           F2



Consolidated Balance Sheet                                             F3



Consolidated Statement of Operations                                   F4



Consolidated Statement of Comprehensive Loss                           F5



Consolidated Statement of Cash Flows                                   F6



Consolidated Statement of Shareholders' Deficit                        F7



Notes to Financial Statements                                          F9

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders
MK Secure Solutions Ltd.
Road Town, Tortola, British Virgin Islands

We have audited the accompanying consolidated balance sheet of MK Secured Solutions Ltd. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit and cash flows for the period March 11, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MK Secure Solutions Ltd. and subsidiaries as of December 31, 2003 and the consolidated results of its operations, comprehensive loss, shareholders' equity, and cash flows for the period March 11, 2003 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses since inception. Also, the Company has not recognized any revenue and does not have sufficient funds to execute its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




L J SOLDINGER ASSOCIATES LLC


Deer Park, Illinois
April 25, 2004


                           MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                                  (A Development Stage Entity)

                                   Consolidated Balance Sheet
                                       December 31, 2003




                                             ASSETS
                                             ------

Current Assets
   Cash                                                                      $       68,282
   Prepaid assets                                                                    13,262
                                                                            ------------------

Total Current Assets                                                                 81,544

Property and equipment, net                                                          34,816
                                                                            ------------------

Total Assets                                                                 $      116,360
                                                                            ==================



                             LIABILITIES AND SHAREHOLDERS' DEFICIT
                             -------------------------------------


Current Liabilities
    Short-term loan payable - related party                                  $       61,660
    Accrued liabilities                                                             203,728
                                                                            ------------------

Total Current Liabilities                                                           265,388
                                                                            ------------------

Commitments and Contingencies

Shareholders' Deficit
    B Preference shares $0.01 par, 150,000 shares authorized, 68,247
      issued and outstanding, liquidation preference $341,235                           682
    A Preference shares $0.01 par, 150,000 shares authorized, 94,387
      issued and outstanding                                                            944
    Common shares $0.01 par 4,700,000 shares authorized, 56,316
      issued and outstanding                                                            563

    Additional paid-in capital                                                    1,997,187
    Accumulated foreign exchange translation adjustment                               9,251
    Deficit accumulated during the development stage                             (2,157,655)
                                                                            ------------------

Total Shareholders' Deficit                                                        (149,028)
                                                                            ------------------

Total Liabilities and Shareholders' Deficit                                  $      116,360
                                                                            ==================


                 See notes to consolidated financial statements.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                          (A Development Stage Entity)

                      Consolidated Statement of Operations
                    March 11 (Inception) to December 31, 2003




Revenues                                                      $            -

Operating Expenses
    Software development and other compensation                    1,613,327
    Consulting fees - related party                                  107,505
    Legal and professional fees                                      227,446
    Other selling, general and administrative                        210,541
                                                             ------------------


Total Operating Expenses                                           2,158,819
                                                             ------------------

Loss from Operations                                              (2,158,819)

Interest Income                                                          753
                                                             ------------------

Loss Before Minority Interest                                     (2,158,066)

Minority Interest in Losses of Subsidiaries                              411
                                                             ------------------

Net Loss                                                      $   (2,157,655)
                                                             ==================

Basic and Diluted Loss Per Share                              $       (75.06)
                                                             ==================

Weighted Average Shares Outstanding                                   28,745
                                                             ==================



                 See notes to consolidated financial statements.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                          (A Development Stage Entity)

                  Consolidated Statement of Comprehensive Loss
                    March 11 (Inception) to December 31, 2003




Net Loss                                                       $   (2,157,655)

Foreign Currency Translation Adjustments                                9,251
                                                              ------------------


Comprehensive Loss                                             $   (2,148,404)
                                                              ==================






                 See notes to consolidated financial statements.


                                      MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                                             (A Development Stage Entity)

                                         Consolidated Statement of Cash Flows
                                      March 11 (Inception) to December 31, 2003



Cash Flows from Operating Activities
    Net loss                                                                                       $   (2,157,655)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation and amortization                                                                         9,785
      Stock-based compensation                                                                            658,522
      Minority interest share in losses of subsidiaries                                                      (411)
      Increase (decrease) in cash flows due to changes in operating assets and liabilities:
           Prepaid assets                                                                                 (13,262)
           Accrued liabilities                                                                            203,728
                                                                                                  ------------------

Net Cash Used in Operating Activities                                                                  (1,299,293)
                                                                                                  ------------------

Cash Flows from Investing Activities
    Acquisition of property and equipment                                                                 (44,601)
                                                                                                  ------------------

Net Cash Used in Investing Activities                                                                     (44,601)
                                                                                                  ------------------

Cash Flows from Financing Activities
    Proceeds of short-term loans payable - related party                                                   61,660
    Issuance of A Preference share capital                                                                 22,720
    Issuance of B Preference share capital                                                                 77,685
    Issuance of subsidiary shares to minority interests                                                       411
    Issuance of common share capital                                                                    1,390,239
    Expenditures for offering costs                                                                     (149,790)
                                                                                                  ------------------

Net Cash Provided by Financing Activities                                                               1,402,925
                                                                                                  ------------------

Effect of Exchange Rate Changes on Cash                                                                     9,251
                                                                                                  ------------------

Net Increase in Cash                                                                                       68,282

Cash, Beginning of period                                                                                       -
                                                                                                  ------------------

Cash, End of year                                                                                  $       68,282
                                                                                                  ==================

Supplemental Disclosures of Cash Flow Information
    Cash paid during the period for:
       Interest                                                                                    $            -
                                                                                                  ==================
       Income Tax                                                                                  $            -
                                                                                                  ==================



                                   See notes to consolidated financial statements.


                                         MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                                               (A Development Stage Entity)
                                      Consolidated Statement of Shareholders' Deficit
                                         March 11 (Inception) to December 31, 2003




                                                     B Preference Shares     A Preference Shares        Common Shares
                                        Minority    --------------------    --------------------    --------------------
                                        Interest      Shares     Amount       Shares     Amount       Shares     Amount
                                      ------------  ----------  --------    ----------  --------    ----------  --------
Balance at March 11, 2003
  (Date of Inception)                    $     -            -    $    -             -    $    -             -    $    -

Issuance of "founders" shares
  at $0.01 per share                           -            -         -        86,929       869             -         -

Issuance of shares at $5 per share
  for $0.01 cash and $4.99 services            -       51,104       511             -         -             -         -

Issuance of shares at $5 per share
  for cash                                     -       15,219       152         4,544        46             -         -

Issuance of shares at $5 per share
  for services                                 -        1,924        19         2,914        29             -         -

Issuance of shares and warrants at $25
  for one share plus 1/2 of a warrant          -            -         -             -         -        33,060       331

Issuance of shares valued at $19.19
  per share for services                       -            -         -             -         -        12,306       123

Issuance of shares and warrants at $50
  per share plus 1/2 of a warrant              -            -         -             -         -         4,900        49

Issuance of shares valued at $38.78
  per share for services                       -            -         -             -         -         2,300        23

Issuance of shares and warrants at $85
  for one share plus 1/2 of a warrant          -            -         -             -         -         3,750        37

Consulting fees paid in conjunction
  with 2003 share issuances                    -            -         -             -         -             -         -

Options issued for services                    -            -         -             -         -             -         -

Issuance of minority interest in
  subsidiary                                 411            -         -             -         -             -         -

Foreign currency translation
  adjustments                                  -            -         -             -         -             -         -

Minority interest in loss                   (411)           -         -             -         -             -         -

Net loss                                       -            -         -             -         -             -         -
                                      ------------  ----------  --------    ----------  --------    ----------  --------

Balance, December 31, 2003             $       -       68,247    $  682        94,387    $  944        56,316    $  563
                                      ============  ==========  ========    ==========  ========    ==========  ========



                                      See notes to consolidated financial statements.


                                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES

                                           (A Development Stage Entity)
                                 Consolidated Statement of Shareholders' Deficit
                                    March 11 (Inception) to December 31, 2003




                                                                  Accumulated        Deficit
                                                                    Foreign        Accumulated
                                                  Additional       Exchange        During the
                                                   Paid-in        Translation      Development
                                                   Capital        Adjustment          Stage            Total
                                                 ------------    -------------    -------------    -------------
Balance at March 11, 2003
  (Date of Inception)                             $        -      $         -      $         -      $         -

Issuance of "founders" shares
  at $0.01 per share                                       -                -                -              869

Issuance of shares at $5 per share
  for $0.01 cash and $4.99 services                  255,520                -                -          256,031

Issuance of shares at $5 per share
  for cash                                            98,623                -                -           98,821

Issuance of shares at $5 per share
  for services                                        24,139                -                -           24,187

Issuance of shares and warrants at $25
  for one share plus 1/2 of a warrant                826,169                -                -          826,500

Issuance of shares valued at $19.19 per
  share for services                                 236,149                -                -          236,272

Issuance of shares and warrants at $50
  per share plus 1/2 of a warrant                    244,951                -                -          245,000

Issuance of shares valued at $38.78 per
  share for services                                  89,193                -                -           89,216

Issuance of shares and warrants at $85
  for one share plus 1/2 of a warrant                318,713                -                -          318,750

Consulting fees paid in conjunction
  with 2003 share issuances                         (149,790)               -                -         (149,790)

Options issued for services                           53,520                -                -           53,520

Issuance of minority interest in
  subsidiary                                               -                -                -              411

Foreign currency translation
  adjustments                                              -            9,251                -            9,251

Minority interest in loss                                  -                -                -             (411)

Net loss                                                   -                -       (2,157,655)      (2,157,655)
                                                 ------------    -------------    -------------    -------------

Balance, December 31, 2003                       $ 1,997,187      $     9,251     $ (2,157,655)    $   (149,028)
                                                 ============    =============    =============    =============



                                 See notes to consolidated financial statements.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




1.   NATURE OF BUSINESS

          MK Secure Solutions Ltd. is a holding company incorporated on March 11, 2003 under the laws of the British Virgin Islands. It conducts its principal administrative, research and development operations in the United Kingdom through a wholly - owned subsidiary and conducts additional operations through a 60% owned subsidiary in Singapore. Sales and marketing efforts are conducted from offices in those countries. MK Secure Solutions Ltd. and its majority owned subsidiaries (collectively, "Group" or "Company") seeks to eventually sell in most of the world.

          The Group designs, develops, and intends to sell and support an integrated software product MAILKEY MESSAGE MANAGER that is a multi-device, multi-message platform that allows network administrators and network operators to protect their individual users through filtration from unwanted electronic mail.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

          The Company's financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

          Since the inception of the Company, management has been in the process of designing and developing its products, raising capital, hiring personnel and obtaining customers. Accordingly, the Company is a development stage enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting for Development Stage Enterprises. Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet.

     USE OF ESTIMATES

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

     REVENUE RECOGNITION

          As of the balance sheet date, the Group had not delivered products or provided services to customers. The Company will recognize revenue in accordance with Statement of Position ("SOP") 97-2 - SOFTWARE REVENUE RECOGNITION, and Statement of Position 98-9 - MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS to its specific business.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     CONSOLIDATION

          The consolidated financial statements include the financial position and results of MK Secure Solutions Ltd., its 100%-owned subsidiary, MK Secure Solutions (UK), Ltd. and its 60%-owned subsidiary, Mailkey Asia PTE, Ltd. The consolidated financial statements exclude all intercompany balances and transactions. The losses of subsidiaries are allocated to the minority interests to the extent of their equity capital. Losses in excess of minority interest equity are charged to The Group.

     RESEARCH AND DEVELOPMENT

          The Group accounts for its software development costs in accordance with SFAS No. 86 - "ACCOUNTING FOR THE COST OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED" ("SFAS 86"). Under SFAS No. 86, software development costs are expensed as incurred until management determines that the software is technologically feasible as evidenced by detailed program designs or by a working model. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs will begin. Amortization for the period will be computed using the greater of (a) the ratio of the product's current gross revenues to the total of current gross revenues and management's estimate of future gross revenues or (b) the straight-line method computed by dividing the remaining unamortized capitalized cost by the estimated remaining economic life of the product. At each balance sheet date, the unamortized capital costs are compared to the net realizable value. The amount of capitalized costs which exceed the net realizable value is written off.

          Research and development costs relating principally to the design and development of products are expensed as occurred.

     PROPERTY AND EQUIPMENT

          Property and equipment, consisting of furniture, fixtures and equipment, are stated at cost less accumulated depreciation. Depreciation is provided by the straight-line methods over the estimated useful lives of three to five years.

     INCOME TAXES

          Each corporation within the Group files its own separate corporate tax returns. Income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of valuation allowances, which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Net deferred tax assets and liabilities are recognized for future tax benefits such as net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation reserve has been recorded against deferred tax assets because management has determined it is more likely than not that the deferred tax assets will not be realized.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     LOSS PER SHARE

          Loss per common share is calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS 128"). Basic loss per common share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Shares associated with the 162,634 preference shares, 17,807 stock options, and 20,855 warrants that were outstanding at December 31, 2003 were not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

     STOCK-BASED COMPENSATION

          The Group follows the provisions of SFAS No. 123 -"ACCOUNTING FOR STOCK BASED COMPENSATION." As permitted under SFAS No. 123, the Group has continued to utilize APB 25 "Accounting For Stock Issued To Employees", and related interpretations, in accounting for its stock-based compensation to employees and directors. Had compensation expense for the period from March 11, 2003 to December 31, 2003 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS No. 148 - "AN ACCOUNTING FOR STOCK BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF SFAS 123," the Group net loss and net loss per share would have differed as follows:

                                                                                       2003
                                                                                 ----------------
          Net loss, as reported                                                  $   (2,157,655)
          Add:  Stock-based employee compensation expense included
              in reported net income determined under APB No. 25,
              net of related tax effects                                                 53,520
          Deduct:  Total stock-based employee compensation expense
             determined under fair-value-based method for all awards,
             net of related tax effects                                                 (76,412)
                                                                                 ----------------

          Pro forma net income                                                   $   (2,180,547)
                                                                                 ----------------

          Earnings per share:
             Basic and diluted - as reported                                     $       (75.06)
             Basic and diluted - pro forma                                       $       (75.85)

          These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes option pricing model. The following summarizes the weighted average of the assumption used in the model.

                                                                 2003
                                                            --------------

                       Risk free rate                            3.1%
                       Expected years until exercise               5
                       Expected stock availability               150%
                       Dividend yield                              -

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                          (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     FOREIGN CURRENCY TRANSLATION

          The Group's functional currency is the UK Pound Sterling. The Group's reporting currency is the US dollar. All assets and liabilities recorded in the functional currency have been translated at exchange rates in effect at each balance sheet date. Revenue, expenses and cash flows have been translated at the weighted-average exchange rates for the period. The resulting adjustments have been charged or credited directly to foreign exchange translation adjustments in the statement of "other comprehensive loss".

     COMPREHENSIVE LOSS

          The Company has included a statement of comprehensive loss in accordance with SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the reporting of comprehensive income, or loss, in addition to net loss from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income. As of December 31, 2003, the Company's comprehensive loss consists of foreign currency translation adjustments.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying value of prepaid assets and accrued expenses approximates fair value due to the relatively short maturity of these instruments.


3.   GOING CONCERN

          The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. The Group incurred a net loss of $2,157,655 with no net revenue during the period March 11 (inception) to December 31, 2003, and, as of that date, had a shareholders' deficit of $149,028. Those conditions raise substantial doubt about the Group's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

          Management is seeking to arrange additional financing and expects that if secured the Group will be able to continue implementing its business plan and developing its software. In this regard, as described in Note 13, the Group has secured bridge financing which, if not converted to equity, would have to be repaid in July 2004. Management expects that this will, at the very least, supply needed funds until appropriate equity capital is obtained. Management also believes that there is a high likelihood that the bridge lenders will convert a substantial portion of their loans to equity.


4.   PROPERTY AND EQUIPMENT

          Property and equipment consisted of the following at December 31, 2003:

                   Office equipment                         $     13,652
                   Computer equipment                             30,949
                                                           ----------------

                                                                  44,601

                   Less:  Accumulated depreciation                 9,785
                                                           ----------------

                                                            $     34,816
                                                           ================

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                         (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




5.   SHORT-TERM LOAN PAYABLE--RELATED PARTY

          The short-term loan payable from a related party represents an advance from a company controlled by a family member of one of the Group's directors. The loan has a maximum borrowing amount of 50,000 pounds Sterling ($89,505 at December 31, 2003) of which 35,500 pounds ($61,660 at December 31, 2003) was outstanding at December 31, 2003 and bears interest at the base rate of Barclays Bank + 1% (4.75% at December 31, 2003). The due date of the note is dependent on the date of certain capitalization provisions as defined in the document and was originally scheduled to be repaid May 31, 2004. However, in 2004 the due date was extended to September 30, 2004.


6.   PREFERENCE SHARES

          A Preference shares are identical to common shares in all respects except that the holder has 10 votes for each A Preference share rather than the one vote assigned to each Ordinary share.

          B Preference shares are identical to Ordinary shares in all respects except that upon liquidation, the assets distributed will be applied in priority to the holders of the B Preference shares over other shareholders to the extent of amounts paid or credited as paid on the B Preference shares.


7.   WARRANTS

          As of December 31, 2003, there were 20,855 warrants outstanding. Each warrant entitles the holder to purchase one common share at any time through October 31, 2005. 4,325 warrants have an exercise price of $100 and 16,530 have an exercise price of $50.


8.   COMMITMENTS

          As of December 31, 2003, the Group had commitments under operating leases that require minimum payment of $70,603 during 2004. Rent expense for the period March 11 (inception) through December 31, 2003 was $64,734.


9.   INCOME TAXES

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes and net operating loss carryforwards. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of the deferred tax assets recognized as of December 31, 2003 are presented below:


                                                                    2003
                                                               ---------------

           Deferred tax assets:
             Principally, net operating loss carryforward       $    650,000
                                                               ---------------

           Less:  valuation allowance                               (650,000)
                                                               ---------------

                  Total deferred tax assets                     $          -
                                                               ===============

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                         (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




9.   INCOME TAXES (continued)

          Income tax (expense) benefit for the year ended December 31, 2003 consisted of the following:

                                                                2003
                                                         -------------------
               Deferred:
                 Increase in tax benefit of net
                    operating loss carryforward                    650,000
                 (Increase) in valuation allowance                (650,000)
                                                         -------------------

                      Total deferred tax assets           $              -
                                                         ===================


          The Company has loss carryforwards of approximately $2,150,000 as of December 31, 2003 that may be offset against future taxable income. This carryforward has no expiration. Management has determined that realization of deferred tax assets is less likely than not and accordingly has established a valuation allowance of $650,000 at December 31, 2003.

          The following table presents the principal reasons for the difference between the Company's effective tax rates and the United Kingdom statutory income tax rate.

                                                                2003
                                                         -------------------

               United Kingdon statutory income tax                      30%

               Income tax (benefit) at statutory rate     $        (650,000)
               Increase (decrease) in valuation
                 allowance for deferred income tax
                 benefit                                            650,000
                                                         --------------------

                     Income tax expense                   $               -
                                                         ====================

                     Effective income tax rate                           0%
                                                         ====================


10.  STOCK OPTIONS

          Stock option activity during the periods indicated is as follows:

                                                                 Weighted-
                                               Number of          Average
                                                 Shares        Exercise Price
                                             --------------    --------------

             Balance at March 11, 2003
             (inception)                                 -      $          -

             Granted                                17,807                52
             Cancelled                                   -                 -
             Exercised                                   -                 -
                                             --------------    --------------

             Balance at December 31, 2003           17,807      $         52
                                             ==============    ==============

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                         (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




10.  STOCK OPTIONS (continued)

          The following table summarizes information about stock options outstanding as of December 31, 2003:

                                                OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                             --------------------------------------------------------    ---------------------------------

                                 Number of
                                Outstanding            Weighted          Weighted            Number           Weighted
           Range of              Shares at             Average           Average         Exercisable at        Average
           Exercise             December 31,          Remaining          Exercise         December 31,        Exercise
            Prices                  2003            Contract Life         Price               2003              Price
      -------------------    ------------------    ---------------    ---------------    --------------     --------------
           $ 12.50 -
           $ 85.00                     17,807          2.8 years       $         52              8,000       $      12.50


11.  INTELLECTUAL PROPERTY

          During 2002 and 2003, a Director applied for multiple patents through the United Kingdom Patent Office for various proprietary applications of the Company's products. Under the terms of an assignment agreement, the patent rights, title and interest therein have been assigned to the Company.


12.  SIMPLIFICATION OF CAPITAL STRUCTURE

          During 2003, the Company decided to simplify its capital structure. For all classes of stock issued or issuable, the number of shares and warrants issued was adjusted at a rate of one for one hundred from the shares and warrants that were originally to be issued. All shares references in these financial statements reflect this simplification.


13.  SUBSEQUENT EVENTS

          The Group is in the process of obtaining bridge loans. During January 1 through May 31, 2004, the Group borrowed $650,000 though this process. These loans are to be repaid or converted by July 31, 2004 and bear interest at an annualized rate of 10%. The loan holders have the right at any time through June 30, 2004, to convert their loan principal into common shares at a rate of $85 per share. As additional consideration for each loan unit which consisted of a loan of $50,000, the lenders were granted 500 warrants. Each warrant entitled the holder to purchase one common share at an exercise price of $100 per share at any time through to October 31, 2005. Two amendments to the bridge loan agreement were executed in March 2004. Pursuant to the amendments, (i) the conversion price of the loans was reduced to $.85 and (ii) the number of warrants each lender had was increased by a factor of 100 and the exercise price was reduced from $100 per share to $1 per share. These amendments were executed in anticipation of the new capital structure of the Group after the acquisition noted below.

          On March 25, 2004, pursuant to an Agreement and Plan of Merger, dated February 20, 2004 and amended March 23, 2004, between Global Diversified Acquisition Corp. ("GDAC"), G.D. Acquisition Corp. ("GD Corp"), a subsidiary of GDAC, MK Secure Solutions, Ltd. ("MKSS") and Westvale Consultants, Ltd.

                    MK SECURE SOLUTIONS LTD. AND SUBSIDIARIES
                         (A Development Stage Entity)
                   Notes to Consolidated Financial Statements




13.  SUBSEQUENT EVENTS (continued)

     ("Westvale"), a principal shareholder of MKSS, GD Corp was merged with and into MKSS, with MKSS remaining as the surviving entity and becoming a wholly-owned subsidiary of GDAC.

          Pursuant to the terms of the merger agreement,

          (i) GDAC issued 26,246,000 shares of its common stock to the holders of MKSS's capital stock, in exchange for all of the issued and outstanding shares of MKSS's capital stock, representing approximately 94% of the then total issued and outstanding stock of GDAC.
          (ii) GDAC's incumbent board members agreed to resign as directors of GDAC.
          (iii) MKSS received the right to appoint new members to GDAC's board .
          (iv) All of the MKSS outstanding warrants, options and loan units were exchanged for options, warrants and loan units and the strike prices for the individual options, warrants and loan units were adjusted at a rate of one for one hundred.

          As a result of the terms of the merger agreement as stated above, the merger is deemed to have involved a change in control of GDAC. The combination of the Company and GDAC will be treated as a recapitalization of the Company. GDAC will be the legal acquirer in the merger. The Company will be the accounting acquirer since their shareholders acquired a majority ownership interest in GDAC. Consequently, the financial statements of the Company will become those of GDAC.